FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

        Date of Report (Date of earliest event reported) December 2, 2005
                                                         ----------------

                  ACROSS AMERICA REAL ESTATE CORP.
                  --------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)


      Colorado                000-50764                   20-0003432
   ---------------           ----------            --------------------------
   (State or other           (Commission           (IRS Employer File Number)
   jurisdiction of           File No.)
incorporation)


           1660 Seventeenth Street, Suite 450, Denver, Colorado 80202
       -----------------------------------------------------------
        (Address of principal executive offices including zip code)


                                 (303) 893-1003
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


               1440 Blake Street, Suite 330, Denver, Colorado 80202
                  ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Real Estate Corp. and its subsidiaries.


Item 7.01 Regulation FD Disclosure


Across America Reports Third Quarter Profitability and Funded Project Growth

DENVER, COLORADO, December 2nd, 2005 - Across America Real Estate Corp. (AARD.OB) announced its financial results for the third quarter and first nine months ended September 30th, 2005. Across America Real Estate partners with national retailers and developers to provide 100% financing for rapid retail expansion.

Third Quarter 2005 Review-

The Company reported total revenues for the three months ended September 30th, 2005 of $1,143,418, compared to total revenues of $1,088,071 for the three months ended September 30th, 2004. For the nine months ended September 30, 2005, we had total revenues of $1,186,069. We had total revenues of $1,787,667 for the nine months ended September 30, 2004.

We had net income of $50,093 for the three months ended September 30, 2005, compared to net income of $76,488 for the three months ended September 30, 2004. Overall, we had a net loss for the nine months ended September 30, 2005 of $193,555. We had net income of $84,511 for the nine months ended September 30, 2004.

"AARD continues to see solid client growth. The Company has grown its pipeline to twenty retail projects through the 3rd quarter of 2005 compared to two retail projects the previous year." said Alex Lagerborg, President and Chief Executive Officer of AARD. "Our current pipeline reflects over $25 Million in project funding which we believe bodes well for future quarters. The Company plans to make a strategic investment in up to six sales account executives which we believe should provide incremental growth and revenue generation for 2006 and 2007. Although our revenues have been irregular over the short term we continue to expand our retail financing projects that we believe will grow the Company and its revenues on a long term basis."

About Across America Real Estate Corp.

Based in Denver, Colorado, Across America Real Estate Corp. (AARD.OB) partners with national retailers and their developers to provide 100% financing for rapid retail expansion. The Company operates in the niche that is small pad retail market in the commercial real estate industry. Across America provides guidance and creates financing solutions for increasing retail productivity and profit. Please visit us at our website www.aard.us.

For more information please contact:

    Alexander V. Lagerborg                       James W. Creamer III
    Across America Real Estate                   Across America Real Estate
    303.893.1003                                 303.893.1003
    alagerborg@aard.us                           jcreamer@aard.us

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward- looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in AARD's Securities and Exchange Commission filings; completion of due diligence and certain other pre-closing conditions for all incomplete transactions; economic downturns affecting the operations of AARD, its subsidiaries or proposed transactions; the inability to initiate or complete any transaction; adverse financial performance by AARD or any of its subsidiaries; adverse equity market conditions and declines in the value of AARD common stock; and the unavailability of financing to complete management's plans and objectives. The forward-looking statements contained in this press release speak only as of the date hereof and AARD disclaims any intent or obligation to update these forward-looking statements.


Item 8.01 Other Events

Our offices will be relocated to 1660 Seventeenth Street, Suite 450, Denver, Colorado 80202, effective December 5, 2005. Our telephone number will remain the same.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Across America Real Estate Corp.


Dated: December 2, 2005          By   /s/ Alexander V. Lagerborg
                                 -----------------------------------------------
                                 Alexander V. Lagerborg, Chief Executive Officer